Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-1) and related Prospectus of Noodles & Company for the registration of shares of its Class A common stock and to the incorporation by reference therein of our report dated March 1, 2016, with respect to the consolidated financial statements of Noodles & Company included in its Annual Report (Form 10-K) for the year ended December 29, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Denver, Colorado February 9, 2017

[1]